Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Supervisory Board
MYT Netherlands Parent B.V.:

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG AG Wirtschaftsprüfungsgesellschaft

Munich, Germany
January 19, 2021